{MEXICAN RESTAURANTS, INC. LOGO)

FOR IMMEDIATE RELEASE

Contact:   Mexican Restaurants, Inc.
           Andrew J. Dennard
           (713) 943-7574


                            MEXICAN RESTAURANTS, INC.
                        ANNOUNCES SECOND QUARTER RESULTS
                                  (NASDAQ:CASA)

Houston, Texas (August 18, 2003) For the second quarter ended June 29, 2003, the Company reported net income of $213,844 or $0.06 cents per diluted share compared with $593,995 or $0.17 per share for the same quarter one year ago. The second quarter ended June 29, 2003 included a gain of $161,442, which related to insurance proceeds received from fire damage at a restaurant. For the 26-week period ended June 29, 2003, net income was $682,954 or $0.20 cents per diluted share compared with $1,091,875 or $0.31 cents for the same 26-weeks one year ago. The 26-week period ended June 29, 2003 included a gain of $478,032, which related to insurance proceeds received from fire damage at a restaurant.

The Company's revenues for the second quarter ended June 29, 2003 decreased $760,705 or 4.9% to $14.8 million compared with $15.6 million for the same quarter one year ago. Restaurant sales for the second quarter decreased $715,875 or 4.7% to $14.5 million compared with $15.3 for the same quarter one year ago. The decrease in revenues reflects a decline in same-restaurant sales. Total system same-restaurant sales decreased 4.9%. Company-owned restaurants were down 5.1% and franchise-owned restaurants were down 4.7%.

Commenting on the Company's second quarter results, Curt Glowacki, Chief Executive Officer, stated "The first half of the year has been challenging because of declining same-restaurant sales. The decline is due to the soft economy, especially in Houston, Texas, where approximately 60% of our restaurants are located. In Oklahoma and central Texas, same-restaurant sales have turned positive. Turning same-restaurant sales positive is management's first priority. Given the marketing initiatives we are taking, we hope to achieve positive same-restaurant sales in the second half of the fiscal year. I am extremely pleased with the opening of our new Casa Ole restaurant in Conroe, Texas. We bought the restaurant from a franchisee, and after remodeling, reopened to double the previous owners' average weekly sales volume."

Mexican Restaurants, Inc. operates and franchises 83 Mexican restaurants. The current system includes 51 Company-operated restaurants and 31 franchisee operated restaurants and one licensed restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 29, 2002, that attempt to advise interested parties of the risks and factors that may affect the Company's business.

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 Mexican Restaurants, Inc.
 Page 2


                     Mexican Restaurants, Inc. and Subsidiaries

                          Consolidated Statements of Income
                                     (unaudited)

                                                    13-WEEK            13-WEEK            26-WEEK            26-WEEK
                                                 PERIOD ENDED       PERIOD ENDED       PERIOD ENDED       PERIOD ENDED
                                                   06/29/03           06/30/02           06/29/03           06/30/02
                                                 ------------       ------------       ------------       ------------
Revenues:
      Restaurant sales                           $14,536,258        $15,252,133        $28,912,148        $30,237,031
      Franchise fees and royalties                   268,258            307,913            559,515            622,843
      Other                                            6,058             11,233             10,132             17,658
                                                 -----------        -----------        -----------        -----------
                                                  14,810,574         15,571,279         29,481,795         30,877,532
                                                 -----------        -----------        -----------        -----------
Costs and expenses:
      Cost of sales                                4,093,740          4,198,866          7,996,186          8,245,060
      Labor                                        4,882,235          5,000,758          9,700,106          9,882,310
      Restaurant operating expenses                3,730,547          3,656,919          7,286,885          7,314,637
      General and administrative                   1,251,272          1,275,223          2,634,980          2,622,979
      Depreciation and amortization                  592,184            554,635          1,172,710          1,097,051
      Pre-opening costs                               91,941                                93,669                  -
                                                 -----------        -----------        -----------        -----------
                                                  14,641,919         14,686,401         28,884,536         29,162,037
                                                 -----------        -----------        -----------        -----------
           Operating income                          168,655            884,878            597,259          1,715,495
                                                 -----------        -----------        -----------        -----------
Other income (expense):
      Interest income                                  6,770             17,330             13,653             27,172
      Interest expense                               (65,410)           (84,625)          (135,892)          (203,949)
      Other, net                                     181,658              7,410            516,185             29,379
                                                 -----------        -----------        -----------        -----------
                                                     123,018            (59,885)           393,946           (147,398)
                                                 -----------        -----------        -----------        -----------
Income before income tax expense                     291,673            824,993            991,205          1,568,097
      Income tax expense                              77,829            230,998            308,251            476,222
                                                 -----------        -----------        -----------        -----------
           Net income                            $   213,844        $   593,995        $   682,954        $ 1,091,875
                                                 ===========        ===========        ===========        ===========
Basic income per share                           $      0.06        $      0.17        $      0.20        $      0.31
                                                 ===========        ===========        ===========        ===========
Diluted income per share                         $      0.06        $      0.17        $      0.20        $      0.31
                                                 ===========        ===========        ===========        ===========
Weighted average number of shares (basic)          3,384,605          3,470,851          3,384,605          3,487,840
                                                 ===========        ===========        ===========        ===========
Weighted average number of shares (diluted)        3,421,061          3,581,074          3,426,129          3,569,353
                                                 ===========        ===========        ===========        ===========